Natural Health Trends Corp. Will Move Stock to Over-the-Counter Market

DALLAS, TX -- (Marketwire - November 06, 2009) - Natural Health Trends Corp. (NASDAQ: BHIP), an international direct selling company, today announced that it has decided not to pursue a costly appeal of a delisting notice it received from The Nasdaq Stock Market on November 2, 2009. This decision was reached as part of the Company's overall strategy to improve cost-effectiveness and focus its resources on revenue-generation activities and support for member activities.

The Company's planned revenue-generating and support activities include product introductions in its wellness, beauty and lifestyle categories, as well as new incentive programs and exciting events to offer a platform for reward and recognition for the Company's members. The Company is committing its management, support and capital to activities designed to drive revenue, new member acquisition and existing member retention.

On November 2, 2009, the Company received a letter from the staff of The Nasdaq Stock Market advising the Company that it will be delisted from the Nasdaq Capital Market because it no longer complies with Listing Rule 5550(b), which requires the Company to have a minimum of $2.5 million in stockholders' equity or $35.0 million market value of listed securities or $500,000 of net income from continuing operations for the most recently completed fiscal year or two of the three most recently completed fiscal years.

After considering a number of factors, including the expenditure of resources necessary to regain compliance with Nasdaq's Listing Rule within Nasdaq's timeframe and then maintaining its Nasdaq listing, the Company has decided not to appeal Nasdaq's delisting determination or undertake expensive or dilutive attempts to regain compliance with Nasdaq's minimum equity rule.

"Our decision is not taken lightly," said Chris Sharng, President of Natural Health Trends Corp. "After extensive cost reductions and restructuring, the Company's business is well positioned to benefit from the excitement and growth that we're seeing in our international markets. We recently hosted a highly successful grand opening event in Moscow, generating great momentum for our nascent Russian business. Our Korean business is on an upswing, and we are about to commemorate a milestone anniversary at our 8th Anniversary Celebration event in Hong Kong."

"We are looking at substantial opportunities that will require us to focus our cash on the business. Because there are alternative trading markets that can provide liquidity for the Company's common stock, we believe that, maintaining the Nasdaq listing, while desirable, does not rank as high in priority as taking advantage of these opportunities and supporting our members who drive the business. We may consider re-applying for a Nasdaq listing at a future date when market conditions and the size of our company warrant the expense."

As a result of the delisting notice, beginning November 11, 2009, the Company's common stock will no longer be traded on the Nasdaq Capital Market, but will continue to be quoted on the Pink Sheets, a centralized electronic quotation service run by Pink OTC Markets Inc. for over-the-counter securities. Because the Company intends to continue filing current, quarterly and annual reports with the Securities and Exchange Commission, it believes it qualifies for listing on the OTCQX, which is the premier tier of the over-the-counter market run by Pink OTC Markets, Inc. The Company is presently evaluating a listing on the OTCQX, and until a listing application is filed and accepted, the Company's common stock will be quoted on the Pink Sheets Current Information Tier under the ticker symbol "BHIP."

About Natural Health Trends Corp.

Natural Health Trends Corp. is an international direct-selling and e-commerce company operating through its subsidiaries throughout Asia, North America, and Europe. The company markets premium quality personal care products under the NHT Global brand. Additional information can be found on the company's website, and management encourages interested parties to register for updated corporate information via email on the company's home page, www.naturalhealthtrendscorp.com.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995 -- Forward-looking statements in this release do not constitute guarantees of future performance. Such forward-looking statements are subject to risks and uncertainties that could cause our actual results to differ materially from those anticipated. Such risks and uncertainties include the risks and uncertainties detailed under the caption "Risk Factors" in our Annual Report on Form 10-K filed on March 23, 2009, with the Securities and Exchange Commission ("SEC"), and our Quarterly Report on Form 10-Q filed on August 14, 2009, with the SEC. We assume no obligation to update any forward-looking information contained in this press release or with respect to the announcements described herein.

For Information Contact:

Jean Bono
Natural Health Trends Corp.
Investor.Relations@NHTGlobal.com